UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2010

DRI Corporation
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-28539	56-1362926
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13760 Noel Road, Suite 830 Dallas, Texas (Address of Principal Executive Offices)	75240 (Zip Code)

Registrant’s telephone number, including area code: (214) 378-8992

Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition.

On November 15, 2010, DRI Corporation announced in a press release that it posted net sales of $19.9 million and a net loss of $545 thousand, or 5 cents per diluted common share outstanding, for third quarter 2010.  The results compare to net sales of $21.6 million and net income of $842 thousand, or 7 cents per diluted common share outstanding, for the same period last year.

In the same press release, the Company discussed management’s guidance for the remainder of fiscal year 2010, as well as the Company’s revised guidance policy.

Further, the Company announced that it has engaged the investment banking firm of Morgan Keegan & Company, Inc. to provide (1) financial advisory services with particular focus on Balance Sheet matters that the Company will address prior to June 30, 2011, and (2) strategic alternatives that may increase shareholder value.

Further, the Company discussed its plans for new served market initiatives for the next three years.

Further, the Company announced that management will discuss third quarter 2010 results during an investors’ conference call on Nov. 16, 2010, at 11 a.m. (Eastern).  The Company also announced that on or about March 31, 2011, it plans to file with the SEC a Form 10-K for the period ending Dec. 31, 2010, and summarize fiscal year 2010 results in a press release.  In addition, the Company said that on or about April 1, 2011, it plans to host a conference call during which management will review and discuss those results with investors.

ITEM 7.01	Regulation FD Disclosure.

The Company incorporates by reference the information included in Item 2.02 and Item 9.01 of this Form 8-K. This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

ITEM 9.01	Financial Statements and Exhibits.
(a)	Exhibits.
	99.1	Press release dated November 15, 2010.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2010

DRI CORPORATION

By:	/s/ Kathleen B. Oher
Kathleen B. Oher
Vice President, Chief Financial Officer, Secretary and Treasurer